EXHIBIT 10.2
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of June 12, 2017, by and among Fox Factory Holding Corp., a Delaware corporation (“FFH”), Fox Factory, Inc., a California Corporation (“FF”), and ST USA Holding Corp., a Delaware corporation (“ST USA” and together with FFH and FF, each a “Borrower” and, collectively, the “Borrowers”), the other Loan Parties party hereto, the several banks and other financial institutions party hereto (collectively, the “Lenders”) constituting the “Required Lenders” under the Credit Agreement (as defined below) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 11, 2016, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 11, 2016 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers;
WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:

1.Amendments.
(a)    Section 1.1 of the Credit Agreement, “Definitions”, is hereby amended by deleting the definitions of “Consolidated Net Leverage Ratio” and “Permitted Third Party Bank” in their entirety and inserting the following in lieu thereof:

“Consolidated Net Leverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated Total Indebtedness minus unrestricted cash and cash equivalents located in the United States to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement.

“Permitted Third Party Bank” shall mean Comerica, Southern Michigan Bank & Trust, Bank of America, N.A. and any other bank or other financial institution that has been approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed, with whom any Loan Party maintains a Controlled Account.”

(b)    Section 1.1 of the Credit Agreement, “Definitions”, is hereby further amended by inserting the following definitions in appropriate alphabetical order therein:

“Controlled Accounts” shall have the meaning set forth in Section 5.10(a).

“Second Amendment Effective Date” shall mean June __, 2017.

(c)    Section 2.12 of the Credit Agreement, “Mandatory Prepayments”, is hereby amended by deleting subsection (a) thereof in its entirety and inserting the following in lieu thereof:

“(a)    Immediately upon receipt by the Borrowers or any of their Subsidiaries of any proceeds of any sale or disposition by the Borrowers or any of their Subsidiaries of any of their assets (other than to another Loan Party), or any proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceedings, in each case in an aggregate amount exceeding $2,000,000, the Borrowers shall prepay the Obligations in an amount equal to all such proceeds, net of commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrowers in connection therewith (in each case, paid to non-Affiliates); provided that the Borrowers shall not be required to prepay the Obligations with respect to (i) proceeds from the sales of assets in the ordinary course of business, and (ii) proceeds from casualty insurance policies or eminent domain, condemnation or similar proceedings that are reinvested in assets then used or usable in the business of the Borrowers and their Subsidiaries within 180 days following receipt thereof, so long as such proceeds are held in Controlled Accounts at SunTrust Bank or a Permitted Third Party Bank until reinvested. Any such prepayment shall be applied in accordance with subsection (c) of this Section.”
(d)    Section 5.1 of the Credit Agreement, “Financial Statements and Other Information”, is hereby amended by deleting subsection (c) thereof in its entirety and inserting the following in lieu thereof:

“(c)     as soon as available and in any event within 30 days after the end of each calendar month, copies of the most recent bank statement for each account maintained in the United Sates (other than (i) accounts established and maintained solely for the purpose of funding payroll, payroll taxes, withholding taxes, workman’s compensation and other compensation and benefits to employees and other fiduciary accounts and (ii) Controlled Accounts at SunTrust Bank) that is not subject to a Control Account Agreement;”
(e)    Section 5.10 of the Credit Agreement, “Cash Management”, is hereby amended by deleting subsection (a) thereof in its entirety and inserting the following in lieu thereof:

“(a)    maintain all cash management and treasury business with SunTrust Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (such accounts referred to as “Controlled Accounts”); upon the request of the Administrative Agent, the Borrowers shall cause each Controlled Account maintained at a Permitted Third Party Bank (other than (i) accounts established and maintained solely for the purpose of funding payroll, payroll taxes, withholding taxes, workman’s compensation and other compensation and benefits to employees and other fiduciary accounts, and (ii) any accounts in the U.S. with amounts on deposit that do not individually exceed $100,000 at any time) to be subject to a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, pursuant to a Control Account Agreement;”

2.Adjustment to Applicable Margin. The Borrowers have requested that the Applicable Margin for the period of January 1, 2017 through the Second Amendment Effective Date (the “Adjustment Period”) be recalculated to give retroactive effect to the amendment to the definition of Consolidated Net Leverage Ratio as set forth herein as of January 1, 2017 and any reduction in the interest expense for such period be credited against interest payable to the Lenders after the Second Amendment Effective Date (the “Applicable Margin Adjustment”). Each Lender hereby agrees to the requested Applicable Margin Adjustment and authorizes the Administrative Agent to reduce future interest payments due to such Lender hereunder in an amount equal to the Applicable Margin Adjustment, which shall be applied to each Lender based on its Pro Rata Share of the outstanding Loans during the Adjustment Period.

3.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its reasonable costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (ii) executed counterparts to this Amendment from the Borrowers, each of the Guarantors and the Required Lenders.

4.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)    Each Borrower and each of their Subsidiaries (i) is duly orga-nized, validly existing and in good standing as a corporation, partnership, limited liability company or other organization under the laws of the jurisdiction of its organization, (ii) -has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

(b) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member action;

(c)    The execution, delivery and performance by the Loan Parties of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (ii) will not violate any Requirement of Law applicable to any Borrower or any of their Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any Contractual Obligation of any Borrower or any of their Subsidiaries or any of their assets or give rise to a right thereunder to require any payment to be made by any Borrower or any of their Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of their Subsidiaries, except Liens (if any) created under the Loan Documents, except in the case of clauses (ii) and (iii) those the failure of which could not reasonably be expected to have a Material Adverse Effect;

(d)    This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(e)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.Reaffirmations and Acknowledgments.

(a)    Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrowers of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty and Security Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the Guaranty and Security Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty and Security Agreement.

(b)    Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

6.Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of or a consent to any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotia-tions or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrowers and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWERS:

FOX FACTORY HOLDING CORP.

By: _/s/ Zvi Glasman_____________________
Name: Zvi Glasman
Title: Chief Financial Officer and Treasurer

FOX FACTORY, INC.

By: _/s/ Zvi Glasman_____________________
Name: Zvi Glasman
Title: Chief Financial Officer

ST USA HOLDING CORP.

By: _/s/ Mark Meldrum___________________
Name: Mark Meldrum
Title: President

GUARANTOR:

RFE Holding (US) Corp.

By: _/s/ Zvi Glasman_____________________
Name: Zvi Glasman
Title: Chief Financial Officer

[Signature Page to Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent

By: /s/ Min Park
Name: Min Park
Title: Vice President

[Signature Page to Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement]

FIFTH THIRD, AN OHIO BANKING CORPORATION,
as a Lender

By: /s/ Margaret Sigler
Name: Margaret Sigler
Title: Managing Director

[Signature Page to Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Russell McClymont
Name: Russell McClymont
Title: Senior Vice President

[Signature Page to Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Jason Nadler
Name: Jason Nadler
Title: Managing Director

[Signature Page to Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Vanessa Printz
Name: Vanessa Printz
Title: Senior Vice President

[Signature Page to Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement]